Exhibit 10.14

Execution Copy

LEASE AGREEMENT

1. Parties. This Lease, dated as of January 1, 2004 is made by and between Crown Cork & Seal Company (PA), Inc., a Pennsylvania corporation (“Lessor”), and Constar, Inc., a Pennsylvania corporation (herein called “Lessee”).

2. Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, at that certain real property known as One Crown Way, Philadelphia, Pennsylvania (the “Land”), office space as shown on Exhibit A attached hereto and made a part hereof (the “Premises”), located in the building located thereon (the “Building”). Lessee hereby acknowledges that Lessor is contemplating a sale of the Building and agrees to cooperate with Lessor’s efforts, including through allowing potential purchasers reasonable access to the Premises. Lessor will keep Lessee informed of the status of Lessor’s sale plans.

3. Term.

3.1. The term of this Lease shall commence on the date hereof and end on December 31, 2004 (the “Termination Date”), unless sooner terminated pursuant to any provision hereof.

3.2. So long as no default or breach under Section 12.1 shall have occurred, Lessee may extend the Termination Date by mutual agreement of the parties by requesting such extension in writing received by Landlord no later than ninety (90) days prior to the Termination Date. Other than as modified by the mutual agreement of the parties, all other terms of this Lease shall remain in full force and effect.

3.3. In order to permit the orderly withdrawal from and turn over of the Premises by Lessor and Lessee, and effect an orderly transition between Lessor to Lessee, Lessor has the right during the course of such turn over and withdrawal to continue to conduct its operations and deployment of personnel at the Premises. The parties hereby acknowledge that the transition may (and is permitted to) entail Lessor maintaining personnel at the Premises throughout the term of this Lease.

3.4. Lessee may terminate this Lease effective at any time prior to the Termination Date provided that Lessee provides Lessor with written notice of such termination at least one hundred and forty (140) days prior to such termination.

3.5. Lessor may terminate this Lease effective at any time prior to the Termination Date provided that Lessor provides Lessee with written notice of such termination at least one hundred and forty (140) days prior to such termination.

3.6. In the event that Lessor shall sell the Building to a third-party, Lessor may, at Lessor’s option, terminate this Lease effective upon the time that Lessor vacates the Building after consummation of such sale; provided, however, that Lessor shall have kept Lessee informed of Lessor’s intentions to sell the Building and/or vacate the Building so as to provide Lessee with as much notice as reasonably possible of the potential exercise of Lessor’s termination right under this Section 3.6.

4. Rent. Lessee shall pay to Lessor, in advance, by the 1st day of each month (and by the date hereof for January, 2004), an amount equal to the Monthly Base Rent (the “Rent”) plus any other amounts then due under this Lease. If the first or last month of the Lease is less than a full month, Rent shall be a pro rata portion of the monthly Rent. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

4.1. Monthly Base Rent. The “Monthly Base Rent” is Thirty-One Thousand, Two Hundred Fifty Dollars ($31,250.00). The Monthly Base Rent includes costs for utilities, janitorial services, guard services, trash removal, cleaning services, cafeteria use, parking lot use, coffee service, common areas, wellness center, restaurant overhead (but not food charges) and local real estate taxes.

5. Use.

5.1. Use. The Premises shall be used and occupied only for general office use and for no other purpose. Lessee agrees to restrict itself, its employees, contractors, agents and invitees to occupancy solely of the Premises.

5.2. Compliance with Law. Lessee shall, at Lessee’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Lessee of the Premises. Lessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant in the building containing the Premises, shall tend to disturb such other tenants.

5.3. Condition of Premises. Lessor makes no warranty or representation as to the Premises. Lessee acknowledges and agrees that it has occupied and familiarized itself with the Premises and has had adequate opportunity to investigate and inspect the condition of the Premises, and enters into this Lease upon the basis of its own review, and is leasing the Premises in their “AS IS, WHERE IS” CONDITION WITH ALL FAULTS, WHETHER PREVIOUSLY EXISTING OR ARISING FROM OR PERTAINING TO ANY CONSTRUCTION, RENOVATION, RELOCATION OR IMPROVEMENT OF ANY PORTION OF THE PREMISES PERFORMED BY LESSOR OR OTHERS, INCLUDING BUT NOT LIMITED TO BOTH LATENT AND PATENT DEFECTS. EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY IN THIS LEASE, NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY LESSOR OR ANY OF ITS AFFILIATES CONCERNING SUCH ITEMS, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LESSEE HEREBY WAIVES AND DISCLAIMS ANY WARRANTIES THAT MAY ARISE BY OPERATION OF LAW.

Lessee further acknowledges and agrees that it has had an opportunity to review and to discuss with various agents and/or representatives of Lessor the environmental condition of the Premises. Lessee has investigated and has knowledge of operative or proposed governmental laws and regulations including, without limitation, environmental laws and regulations to which the Premises are or may be subject and enters into this Lease upon the basis of its review and determination of the applicability and effect of such laws and regulations. Lessee acknowledges that Lessor expressly disclaims any representations or warranties of any kind or nature, express or implied, as to the condition (financial or otherwise), value or quality of the products, assets or properties of the Premises.

Lessee hereby accepts the Premises in their condition existing as of the date hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto.

Lessee hereby agrees that all furniture, equipment, machinery and all other personal property, excepting any computers, that are located on or in the Premises as of the date hereof shall remain on the Premises as and when Lessee evacuates the Premises on the Termination Date or any extension thereof.

5.4. Hazardous Substances.

(a) Lessee shall not use nor allow the Premises to be used for the Release (as defined below), generation, transportation, storage, use, treatment, disposal or other handling (“Management”) of any Hazardous Substance, except (i) in the ordinary course of operations, (ii) in full compliance with applicable federal, state and local environmental statutes, ordinances, rules, regulations, codes, orders, ordinances, Environmental Permits (as defined below), notice and consent or settlement agreements in effect at any time during the term of this Lease (“Environmental Laws”), and (iii) with the prior written consent of Lessor. Lessee shall not implement any modifications of current operations or activities or implement any new operations or activities at the Premises that materially change the type or quantity of, or manner in which Hazardous Substances are Managed or Released at the Premises without Lessor’s prior written consent.

(b) Lessee shall comply with and will cause its agents, representatives, invitees, employees, subtenants of Lessee or any other occupant to comply with all Environmental Laws applicable to the Premises, or the Release or Management of Hazardous Substances at, on, about or from the Premises or the Lessee’s use, operations or activities at the Premises.

(c) Lessee shall obtain in its own name any and all environmental permits, certificates, licenses, approvals, registrations and authorizations (“Environmental Permits”)

required by Environmental Laws for the Premises and the conduct of its operations or activities at the Premises, maintain all such Environmental Permits in full force and effect, timely file all renewal applications and remain in compliance with all such Environmental Permits.

(d) To the extent required by and within the time period required by Environmental Laws, Lessee shall report any release, spill, leak, discharge, disposal, pumping, pouring, emission, emptying, injecting, leaching, dumping escaping or threat thereof (“Release”) of any hazardous, toxic or polluting substance, waste or material, pollutant or contaminant including, without limitation, petroleum or petroleum products, asbestos, PCBs or radioactive materials (“Hazardous Substance”) at, on, from or affecting the Premises first arising after the date hereof during the term of the Lease (or arising, directly or indirectly, from Lessee’s or its affiliates’ use of the Premises prior to the date hereof) to the appropriate governmental authorities and immediately provide notice of such Release to Lessor including a description of measures taken or proposed to be taken by Lessee to respond to such Release. To the extent that investigation, remedial action or other response action (“Response Action”) is required by Environmental Law for such a Release, Lessee shall promptly undertake such action to the extent required by applicable Environmental Laws and to the extent necessary so as not to materially effect the condition, use, value, operations or possession of the premises and shall indemnify, defend and hold Lessor harmless with respect thereto and for any damage to property, person, and/or the environment.

(e) Lessee will promptly notify Lessor of any known Release of Hazardous Substances at, on, from or affecting the Premises, including any Release caused by Lessee, its employees, agents, representatives, invitees, employees, subtenants, other occupants or trespassers (which Release is not made pursuant to and in conformance with the terms of an Environmental Permit) regardless of whether such Release first occurred prior to or after the date hereof and of any non-routine governmental filings made or notices received from any governmental authority or private party during the Lease Term and relating to environmental matters or conditions at or in the vicinity of the Premises.

(f) If Lessor reasonably believes Lessee is in breach of any of the covenants in Section 5.4 of this Lease, Lessor may upon notice to Lessee request an independent engineer or other qualified consultant or expert acceptable to Lessor, to conduct, at Lessee’s expense, an environmental assessment of the Premises and immediate surrounding areas, and the scope of work to be performed by such engineer, consultant, or expert shall be approved in advance by Lessor, and all of the engineer’s, consultant’s, or expert’s work product shall be made available to Lessor. Notwithstanding Lessee’s obligations under this Section 5.4(f), Lessor, in its sole discretion, may conduct environmental assessments of the Premises at any time.

(g) At Lessor’s request from time to time, Lessee shall execute affidavits, representations and the like concerning Lessee’s knowledge and belief regarding the presence of Hazardous Substances at, on, about or from the Premises.

(h) Lessee shall reimburse Lessor, upon demand, the reasonable cost of any testing for the purpose of ascertaining if there has been any Release of Hazardous Substances at, on, about or from the Premises, if such testing is required by any governmental agency, applicable Environmental Laws or Lessor’s Mortgagee.

(i) Lessee shall, upon expiration of this Lease, surrender the Premises to Lessor free from the presence of any Hazardous Substances used by Lessee, its employees, agents, representatives, invitees, employees, subtenants, other occupants (other than Lessor, its agents, representatives, invitees or employees) or trespassers or any existing conditions aggravated by the acts or omissions of Lessee (and not resulting from the negligent acts of the Lessor).

(j) Lessee shall be responsible for all regulatory requirements in connection with any storage tanks, asbestos or asbestos containing materials, polychlorinated biphenyls, and Hazardous Substances located at, on or about the Premises.

(k) Lessor and Lessee shall reasonably cooperate in connection with any Response Actions to be conducted at, on or about the Premises, including but not limited to keeping the other reasonably informed of such Response Actions and executing any necessary documents or consents required to be executed in connection thereto. Lessee will notify Lessor, and provide Lessor the opportunity to attend, all meetings with applicable authorities in connection with any suggested, threatened or pending Response Action, and Lessor shall have the right to approve in advance all proposed Response Actions. Lessor will, when reasonable under the circumstances, notify Lessee prior to commencing Response Actions required to be performed by Lessor and shall minimize, to the extent reasonably possible, interference with Lessee’s operations or activities at the Premises. To the extent permitted by the Environmental Laws, Lessee shall allow Lessor to utilize Lessee’s Environmental Permits to implement Response Actions at, on or about the Premises.

(l) Indemnification

(i) In addition to any other indemnifications contained in this Lease, Lessee shall indemnify and hold harmless Lessor, its partners, associates, and employees (“Lessor Indemnitees”), from and against any and all liability, damages, costs or expenses (including costs of Response Actions, fines, penalties, and attorney’s fees) (“Costs”) resulting from any claim, demand, liability, obligation, right or cause of action including but not limited to governmental action (collectively, “Claims”) that are incurred by or are asserted against Lessor Indemnitees or the Premises to the extent arising out of or relating to (x) environmental conditions including, without limitation, the presence or Release of Hazardous Substances at, on, about or from the Premises; (y) violations or alleged violations of Environmental Laws at the Premises which first arise after the date hereof other than due to the negligent acts of Lessor, or arise, directly or indirectly, from Lessee’s or its affiliates’ use of the Premises prior to the date hereof; or (z) breaches of this Lease.

(ii) The indemnities of Lessee contained in this Section 5.4(l) will survive termination of this Lease.

(iii) For any Claim for which Lessee is required to indemnify or hold harmless Lessor Indemnitees pursuant to this Section 5.4, Lessor may determine, in its sole discretion, whether Lessee shall perform or pay for Lessor Indemnitees’ performance.

6. Maintenance, Repairs and Alterations.

6.1. Lessee’s Obligations. Except as otherwise expressly set forth herein, Lessee shall keep in good order, condition and repair the Premises and every part thereof, structural and non structural, (whether such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises). If Lessee fails to perform Lessee’s obligations under this Section 6, Lessor may at its option (but shall not be required to) enter upon the Premises, after thirty (30) days prior written notice to Lessee, and put the same in good order, condition and repair, and the cost thereof including an administrative fee to Lessor of 10% of such cost, shall become due and payable as additional rent to Lessor together with Lessee’s next Rent installment.

6.2. Surrender. On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in substantially the same condition as when received, broom clean, ordinary wear and tear, damage by fire or other casualty excepted. Lessee shall repair any damage to the Premises occasioned by the removal of Lessee’s trade fixtures, furnishings and equipment pursuant to Section 6.5(d), which repair shall include the patching and filing of holes and repair of structural damage. Upon mutual agreement of the parties, the parties may jointly videotape the Premises at any time within two (2) days after the date hereof for the purposes of attempting to document the then-current condition of the Premises.

6.3. Lessor’s Rights. Notwithstanding anything stated in Section 6.1 hereof, the Lessor may from time to time conduct such maintenance and repairs of the Premises as Lessor deems necessary. Lessor shall submit to Lessee a statement of the costs and expenses of such maintenance and repairs, and Lessee agrees to pay to Lessor such costs together with the next Rent installment.

6.4. Intentionally Omitted.

6.5. Alterations and Additions.

(a) Lessee shall not, without Lessor’s prior written consent, which will not be unreasonably withheld, make any alterations, improvements, additions or Utility Installations in, on or about the Premises. As used in this Section 6.5 the term “Utility Installation” shall mean bus ducting, power panels, wiring, fluorescent fixtures, space heaters, conduits, air conditioning equipment and plumbing. Lessor may require that Lessee remove any or all of such alterations, improvements, additions or Utility Installations at the expiration of the term and restore the Premises to their prior condition. Lessee shall provide to Lessor, at Lessee’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of any such improvements to insure Lessor against any liability for mechanic’s and materialmen’s liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior written approval of Lessor, Lessor may require that Lessee remove any or all of the same.

(b) Any alterations, improvements, additions or Utility Installations in or about the Premises that Lessee shall desire to make shall be presented to Lessor in written form, with proposed detailed plans, and shall not be made until Lender has consented in writing. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit for such alteration, improvement, addition or Utility Installation from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of such permit in a prompt and expeditious manner.

(c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics’ or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notice of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand then Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered before the enforcement, upon the condition that Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien, claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessee shall pay Lessor’s attorneys fees and other costs in participating in such action if Lessor shall decide it is to its best interest to do so.

(d) Unless Lessor requires their removal as set forth in Section 6.5(a), all alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term.

7. Insurance Indemnity.

7.1. Insuring Party. Lessor shall purchase and pay for various insurance policies covering the Land and the Building generally, including property insurance.

7.2. Liability Insurance. Lessee shall, at Lessee’s expense, obtain and keep in force during the term of this Lease a policy of Combined Single Limit, Bodily Injury and Property Damage Insurance insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than Three Million Dollars ($3,000,000.00). The policy may contain cross liability endorsements and may insure performance by Lessee of the indemnity provisions of this Section 7. The limits of such insurance shall not, however, limit the liability of Lessee hereunder. In the event that the Premises constitute a part of a larger property such insurance shall have a Lessor’s Protective Liability endorsement attached thereto. If Lessee shall fail to procure and maintain such insurance, Lessor may, but shall not be required to, procure and maintain the same, at Lessee’s expense. Not more frequently than each five (5) years, if, in the reasonable opinion of Lessor, the amount of liability insurance required hereunder is not adequate Lessee shall increase such insurance coverage as required by Lessor. However, the failure of Lessor to require any additional insurance coverage shall not be deemed to relieve Lessee from any obligations or liability under this Lease or otherwise.

7.3. Property Insurance.

(a) Subject to Section 7.1, Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, as the same may exist from time to time. Such insurance shall provide for payment of loss thereunder to Lessor or to the holders of mortgages or deeds of trust on the Premises. Lessor may, in addition, obtain and keep in force during the term of this Lease a policy of rental income insurance covering a period of twelve months, with loss payable to Lessor, which insurance shall also cover all real estate taxes and insurance costs for such period.

(b) Lessee shall pay for any increase in the property insurance of the Land and the Building and any deductible required to be paid by Lessor if such increase or deductible payment is caused by Lessee’s acts, omissions, use, operation or occupancy of the Premises. Lessor shall deliver to Lessee a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed.

(c) Lessor will not insure Lessee’s fixtures, equipment or tenant improvements unless the tenant improvements have become a part of the Premises under this Section 7.

7.4. Insurance Policies. Insurance required hereunder shall be in companies holding a “General Policyholders Rating” of A plus or better as set forth in the most current issue of “Best’s Insurance Guide”. The insuring party shall deliver to the other party copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Lessor. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior to the expiration of such policies, furnish Lessor with renewals or “binders” thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable be Lessee upon demand. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Section 7.3.

7.5. Intentionally Omitted.

7.6. Indemnity. Lessee shall indemnify and hold harmless Lessor, its officers, directors, employees, agents or consultants from and against any and all claims arising from Lessee’s use of the Premises or from the conduct of Lessee’s business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of this Lease, or arising from any negligence of the Lessee or any of Lessee’s agents, contractors or employees, and from and against all costs, attorney’s fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon and in any action or proceeding brought against Lessor by reason of any such claim. Lessee, upon notice from Lessor, shall defend the same at Lessee’s expense by counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

7.7. Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee’s business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee’s employees, invitees, customers or any other person in or about the Premises, and that Lessor shall not be liable for injury to the person of Lessee, Lessee’s employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

8. Damage or Destruction.

8.1. Partial Damage - Insured. Subject to the provisions of Sections 8.3 and 8.4, if the Premises are damaged and such damage was caused by a casualty covered under an insurance policy required to be maintained pursuant to Section 7.3, Lessor shall apply any insurance proceeds received to repair such damage, but not Lessee’s fixtures, equipment or tenant improvements, unless the same have become a part of the Premises pursuant to Section 6.5 hereof, as soon as reasonably possible, and this Lease shall continue in full force and effect. Notwithstanding the above, if Lessee is the insuring party, and if the insurance proceeds received by Lessor are not sufficient to effect such repair, Lessor shall give notice to Lessee of the amount required in addition to the insurance proceeds to effect such repair. Lessee shall contribute the required amount to Lessor within ten (10) days after Lessee has received notice from Lessor of the shortage in the insurance. When Lessee shall contribute such amount to Lessor, Lessor shall make such repairs as soon as reasonably possible, and this Lease shall continue in full force and effect. Lessee shall in no event have any right to reimbursement for any such amount so contributed.

8.2. Partial Damage - Uninsured. Subject to the provisions of Sections 8.3 and 8.4, if at any time during the term hereof the Premises are damaged, except by a negligent or willful act of Lessee (in which event Lessee shall make the repairs, at its expense), and such damage is to less than the entirety of the Premises, and such damage was caused by a casualty not covered under an insurance policy required to be maintained pursuant to Section 7.3, Lessor may at Lessor’s option either (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor’s intention to cancel and terminate this Lease as of the date of the occurrence of such damage.

8.3. Total Destruction. If at anytime during the term hereof the Premises are totally destroyed from any cause whether or not covered by the insurance required to be maintained pursuant to Section 7.3 (including any total destruction required by any authorized public authority) this Lease shall automatically terminate as of the date of such total destruction.

8.4. Damage Near End of Term. If less than the entirety of the Premises are destroyed or damaged during the last six months of the term of the Lease, Lessor may, at Lessor’s option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor’s election to do so within thirty (30) days after the date of occurrence of such damage.

8.5. Abatement of Rent: Lessee’s Remedies.

(a) If the Premises are partially destroyed or damaged and Lessor or Lessee repairs or restores them pursuant to the provisions of this Section 8, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired; provided, however, that the aggregate amount of abatement hereunder shall not exceed the total of rent payable under Section 4 for a period of six months. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

(b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Section 8 and shall not commence such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee may, at Lessee’s option, cancel and terminate this Lease by giving Lessor written notice of Lessee’s election to do so at any time prior to the commencement of such repair or restoration in such event this Lease shall terminate as of the date of such notice.

8.6. Termination - Advance Payments. Upon termination of this Lease pursuant to this Section 8, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s security deposit as has not theretofore been applied by Lessor.

9. Property Taxes.

9.1. Personal Property Taxes

(a) Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible Lessee shall cause such trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

(b) If any of Lessee’s such personal property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

9.2. Miscellaneous. Notwithstanding that the Monthly Base Rent includes fees for local property taxes, if the local property taxes assessed against the Land and/or the Building, or any other assessment by a governmental authority made against the Land, is directly attributable to Lessee’s use of the Land, the Building or the Premises, Lessee shall, within ten (10) days receipt of written notice by Lessor, pay to Lessor the amount of such tax or assessment.

10. Miscellaneous Charges.

10.1. Lessor and Lessee acknowledge and agree that a portion of the Monthly Base Rent includes maintenance of the telephone system currently in place at the Premises, but does not include charges for the use of the telephones. Lessee will establish at least one independent telephone number within ten (10) days of the date hereof. Lessor shall measure use and will provide a written bill to Lessee for such usage as and when Lessor deems desirable. Lessee shall make payment in full for such charges within ten (10) business days following delivery of such written bill.

11. Assignment and Subletting.

11.1. Lessor’s Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Lessee’s interest in this Lease or in the premises, without Lessor’s prior written consent, which consent may be withheld in the sole discretion of Lessor. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void and shall constitute a breach of this Lease. Any change of Control of Lessee shall be deemed to be a transfer under this Section 11.1. “Control”, as applied to Lessee, means the possession, directly or indirectly, of the power to direct the vote of a majority of the votes that may be cast in the election of directors (or other persons or entities acting in similar capacities) of Lessee or otherwise to direct or cause the direction of the management and policies of Lessee, whether through the ownership of voting securities or by contract or otherwise.

11.2. No Release of Lessee. Regardless of consent, no subletting or assignment shall release Lessee of Lessee’s obligation, or alter the primary liability of Lessee, to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default of any assignee of Lessee or any successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting any remedies against such assignee. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto, and such action shall not relieve Lessee of liability under this Lease.

11.3. Attorney’s Fees. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting, or if Lessee shall request the consent of Lessor for any act that Lessee proposes to do, then Lessee shall pay Lessor’s attorneys fees incurred in connection therewith.

12. Defaults: Remedies.

12.1. Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

(a) The vacating or abandonment of the Premises by Lessee for a period of thirty (30) days;

(b) The failure by Lessee to make any payment of Rent or any other payment required to be made by Lessee hereunder as and when due.

(c) The failure by Lessee to observe or perform any of the covenants, conditions or provision of this Lease to be observed or performed by Lessee.

(d) [Reserved].

(e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee’s obligations hereunder, and any of them, was materially false.

(f) Any material default under that certain Transition Services Agreement by and between Constar International Inc., a Pennsylvania corporation, and Lessor dated as of the date hereof.

12.2. Remedies. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor as a result of Lessee’s default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, attorney’s fees and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to Section 15 applicable to the unexpired term of this Lease.

(b) Maintain Lessee’s right to possession in which case the Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State in which the Premises are located.

12.3. Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligations; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

12.4. Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of Rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Lessee (including without limitation any taxes, insurance or repairs) shall not be received by Lessor or Lessor’s designee when due, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charges by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. Specifically, to the extent any overdue amount remains unpaid thirty (30) days after such amount shall be due, interest shall accrue on such overdue amount as set forth in Section 14.4.

12.5. Bankruptcy Events. If Lessee suffers a Bankruptcy Event, Lessor shall have the right to unilaterally make reasonable modifications to the payment terms set forth in Section 4 of this Lease at any time after such Bankruptcy Event. Lessor shall promptly notify Lessee of any such modifications to the payment terms of this Lease. For purposes of this Lease, “Bankruptcy Event” shall mean (i) the making by Lessee of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease.

13. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of such power (all of which are herein called “Condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty-five percent (25%) of the floor area of the improvements on the Premises is taken by Condemnation, Lessor may, subject to the terms of any mortgage upon the Premises, at Lessor’s option, to be exercised in writing only within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or, in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessor does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the building situated on the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee’s trade fixtures or removable personal property. In the event that this Lease is not terminated by reason of such Condemnation, Lessor shall, to the extent of severance damages receive by Lessor in connection with such Condemnation, repair any damage to the Premises caused by such Condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

14. General Provisions.

14.1. Estoppel Certificate.

(a) Lessee shall at any time upon not less than ten (10) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement shall be binding on Lessee and may be conclusively relied upon by any prospective purchaser or encumbrances of the Premises.

(b) Lessee’s failure to deliver such statement within such time shall be conclusive and binding upon Lessee that: (i) this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) there are no uncured defaults in Lessor’s performance, and (iii) not more than one month’s rent has been paid in advance or such failure may be considered by Lessor as a default by Lessee under this Lease.

(c) If Lessor desires to finance or refinance the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statements of Lessee as may be required by such Lender. Such statements shall include the past three years financial statements of Lessee. All such financial statements shall be received in confidence and shall be used only for the purposes herein set forth.

14.2. Lessor’s. The term “Lessor” as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee’s interest in a ground lease of the Premises, and, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers to then grantor, such grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor’s obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor’s successors and assigns only during their respective periods of ownership.

14.3. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

14.4. Interest on Past-due Obligations. Except as expressly herein provided, any amount due Lessor not paid when due shall bear interest at the prime rate plus three percent (3%) per annum from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease.

14.5. Time of Essence. All times in this Lease are of the essence.

14.6. Captions. Article and section captions are not a part hereof.

14.7. Incorporation of Prior Agreements: Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Lessee hereby acknowledges that the neither the Lessor nor any employees or agents of Lessor has made any oral or written warranties or representations to Lessee relative to the condition (present or future) or use by Lessee of such Premises, and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act or the legal use of adaptability of the Premises and the compliance thereof to all applicable laws and regulations enforced during the term of this Lease except as otherwise specifically stated in this Lease.

14.8. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

14.9. Waivers. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

14.10. Recording. Lessee shall not record this Lease without Lessor’s prior written consent, and such recordation shall, at the option of Lessor, constitute a non-curable default of Lessee hereunder. Either party shall, upon request of the other, execute, acknowledge and deliver to the other a “short form” memorandum of this Lease for recording purposes.

14.11. Holding Over. If Lessee remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Lessor, such occupancy shall, at Lessor’s election, be deemed a tenancy from month to month at a rental in the amount of one hundred fifty percent (150%) of the last monthly rental plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy.

14.12. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

14.13. Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

14.14. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Section 14.2, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the Commonwealth of Pennsylvania.

14.15. Subordination.

(a) This Lease, at Lessor’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Any mortgagee, trustee or ground lessor may elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of such mortgage, deed of trust or ground lease or the date or recording thereof.

(b) Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Lessor as Lessee’s attorney in fact and in Lessee’s name, place and stead, to do so.

14.16. Lessor’s Access. Lessee acknowledges that the Premises are only a portion of the Land and the Building, and that neither Lessee nor its employees, invitees, licensees, subtenants or contractors may have access to any other portion of the Land or the Building. Lessee acknowledges that Lessor and Lessor’s agents shall have the right to enter the Premises at any times as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises any ordinary “For Sale” signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary “For Lease” signs, all without rebate of rent or liability to Lessee.

14.17. Signs and Auctions. Lessee shall not place any sign upon the Premises or conduct any auction thereon without Lessor’s prior written consent except that Lessee shall have the right, without the prior permission of Lessor to place ordinary and usual for rent or sublet signs thereon.

14.18. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

[Signatures commence on the following page.]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Lease as of the date first above written.

LESSOR:

CROWN CORK & SEAL COMPANY (PA), INC., a Pennsylvania corporation

[CORPORATE SEAL]	By	/s/ Michael J. Rowley
	Name:	Michael J. Rowley
	Title:	Assistant Secretary

Address: One Crown Way
Philadelphia, PA 19154

LESSEE:

CONSTAR, INC., a Pennsylvania corporation

[CORPORATE SEAL]	By	/s/ James Cook
	Name:	James Cook
	Title:	Executive Vice President

Address: One Crown Way
Philadelphia, PA 19154